Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements (Form S-3 Nos. 333-267822, 333-270132 and 333-277224) of Arcus Biosciences, Inc.,
(2)Registration Statements (Form S-8 Nos. 333-236915, 333-253474 and 333-262929) pertaining to the Arcus Biosciences, Inc. 2018 Equity Incentive Plan, the Arcus Biosciences, Inc. 2018 Employee Stock Purchase Plan, and the Arcus Biosciences, Inc. 2020 Inducement Plan,
(3)Registration Statements (Form S-8 Nos. 333-230074, 333-270114 and 333-277219) pertaining to the Arcus Biosciences, Inc. 2018 Equity Incentive Plan and the Arcus Biosciences, Inc. 2018 Employee Stock Purchase Plan, and
(4)Registration Statement (Form S-8 No. 333-223746) pertaining to the Arcus Biosciences, Inc. Amended and Restated 2015 Stock Plan, the Arcus Biosciences, Inc. 2018 Equity Incentive Plan, and the Arcus Biosciences, Inc. 2018 Employee Stock Purchase Plan;
of our reports dated February 25, 2025, with respect to the consolidated financial statements of Arcus Biosciences, Inc. and the effectiveness of internal control over financial reporting of Arcus Biosciences, Inc. included in this Annual Report on Form 10-K of Arcus Biosciences, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

San Mateo, California
February 25, 2025